Exhibit 3.47

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “FIDDLEBACK MUSIC PUBLISHING COMPANY, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE NINETEENTH DAY OF JANUARY, A.D. 1972, AT 9 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SIXTH DAY OF APRIL, A.D. 1972, AT 9 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTY-FOURTH DAY OF SEPTEMBER, A.D. 1996, AT 10 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

[SEAL]	/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State

0778231 8100H	AUTHENTICATION: 2877126

040036305	DATE: 01-16-04

CERTIFICATE OF INCORPORATION

OF

ASPEN MUSIC CORPORATION

THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST:  The name of the corporation is ASPEN MUSIC CORPORATION.

SECOND: The registered office of the corporation is to be located at 306 South State Street, in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at that address is the United States Corporation Company.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

Without limiting in any manner the scope and generality of the foregoing, it is hereby provided that the corporation shall have the following purposes, objects and powers:

To engage generally in any and all branches of the general theatrical business, including, but not limited to, radio, television, stage, and motion pictures; to own, lease, or otherwise acquire and to manage, operate, and control theatres and other places of amusement and entertainment; to own, lease, or otherwise acquire, and to manage, operate, and control radio, telegraph, telephone, radio broadcasting and telecasting systems or stations and any other means of communication, whether now known or hereafter discovered or invented; to carry on a general theatrical and amusement business and every branch thereof or every business connected therewith; and to carry on any other business of a similar or related nature or capable of being conveniently carried on in connection with the foregoing or calculated directly or indirectly to enhance the value of the property or rights of the Corporation.

To transmit, reproduce, exploit, exhibit, present, perform, and broadcast theatrical plays, dramas, operas, musical compositions, or scores, ballets, musical comedies, books, and all dramatic, musical, and motion picture productions and publications of every kind, both copyrighted and uncopyrighted, for public or private performance in any state or possession of the United States of America or any foreign state, country, or territory throughout the world, by radio, mechanical recording, television, and all scientific processes of a like or similar nature now in being or which shall hereafter be made in conjunction therewith, either with or without sound effects or talking contrivances therewith synchronized, or otherwise adapted or related thereto, and to lease, license, and grant rights, licenses and privileges therein to other persons, firms, or corporations throughout the world; to manufacture, produce, adapt, prepare, buy, sell, distribute, license, and otherwise deal in any materials, articles, devices, processes, or things required in connection therewith or incidental thereto, and to employ actors, artists, dancers, singers, performers, artisans, mechanics, and other persons in connection therewith.

To engage in and carry on the business of publishers and printers, book and job printers, wholesale and retail book-sellers, book-binders, stationers, engravers, photographers, photographic printers, photolithographers, monotypers, linotypers, stereotypers, electrotypers and lithographers, and to do any and all related things useful or necessary in the conduct of the business of the corporation.

To gather, assemble, write, edit, print, photograph, prepare for publication, reproduce, publish, sell, resell, syndicate, distribute, own, use, purchase, acquire, lease, hire, rent, license and otherwise turn to account and deal in and with news, editorials, special and feature articles, literary articles, serials, stories, plays, poetry, songs, musical scores, reviews, dramatic and artistic works, scenarios, cartoons, illustrations photographs, pictures, designs, diagrams, maps, drawings, engravings, prints, correspondence and all other forms of expression, whether fiction or non-fiction, and whether prose or poetry and whether composed of words, figures or representations, books, manuscripts, newspapers, magazines, periodicals, pamphlets, and publications of all kinds and every kind of matter whether written, printed, drawn, photographed, painted, lithographed, engraved or otherwise, whether or not the same be copyrighted.

To solicit, write, edit, print, publish, sell, distribute, own, use, purchase, acquire, lease, hire, rent, license and otherwise deal in and with publicity, advertisements, advertising material and advertising space and to engage in and carry on the business of publicity and advertising agents and counsellors, advertisement contractors, designers of advertisements, and public relations counsellors.

To purchase, manufacture, produce, assemble, receive, lease or in any manner acquire, hold, own, use, operate, install, maintain, service, repair, process, alter, improve, import, export, sell, lease, assign, transfer and generally to trade and deal in and with raw materials, natural or manufactured articles or products, machinery, equipment, devices, systems, parts, supplies, apparatus, goods, wares, merchandise and personal property of every kind, nature or description, tangible or intangible, used or capable of being used for any purpose whatsoever; and to engage and participate in any mercantile, manufacturing or trading business of any kind or character.

To improve, manage, develop, sell, assign, transfer, lease, mortgage, pledge or otherwise dispose of or turn to account or deal with all or any part of the property of the corporation and from time to time to vary any investment or employment of capital of the corporation.

To borrow money, and to make and issue notes, bonds, debentures, obligations and evidences of indebtedness of all kinds, whether secured by mortgage, pledge or otherwise, without limit as to amount, and to secure the same by mortgage, pledge or otherwise; and generally to make and perform agreements and contracts of every kind and description, including contracts of guaranty and suretyship.

To lend money for its corporate purposes, invest and reinvest its funds, and take, hold and deal with real and personal property as security for the payment of funds so loaned or invested.

To the same extent as natural persons might or could do, to purchase or otherwise acquire, and to hold, own, maintain, work, develop, sell, lease, exchange, hire, convey, mortgage or otherwise dispose of and deal in lands and leaseholds, and any interest, estate and rights in real property, and any personal or mixed property, and any franchises, rights, licenses or privileges necessary, covenient or appropriate for any of the purposes herein expressed.

To apply for, obtain, register, purchase, lease or otherwise to acquire and to hold, own, use, develop, operate and introduce and to sell, assign, grant licenses or territorial rights in respect to, or otherwise to turn to account or dispose of, any copyrights, trademarks, trade names, brands, labels, patent rights, letters patent of the United States or of any other country or government, inventions, improvements and processes, whether used in connection with or secured under letters patent or otherwise.

To participate with others in any corporation, partnership, limited partnership, joint venture, or other association of any kind, or in any transaction, undertaking or arrangement which the participating corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others; and to be an incorporator, promoter or manager of other corporations of any type or kind.

To pay pensions and establish and carry out pension, profit sharing, stock option, stock purchase, stock bonus, retirement, benefit, incentive and commission plans, trusts and provisions for any or all of its directors, officers and employees, and for any or all of the directors, officers and employees of its subsidiaries; and to provide insurance for its benefit on the life of any of its directors, officers or employees, or on the life of any stockholder for the purpose of acquiring at his death shares of its stock owned by such stockholders.

To acquire by purchase, subscription or otherwise, and to hold for investment or otherwise and to use, sell, assign, transfer, mortgage, pledge or otherwise deal with or dispose of stocks, bonds or any other obligations or securities of any corporation or corporations; to merge or consolidate with any corporation in such manner as may be permitted by law; to aid in any manner any corporation whose stocks, bonds or other obligations are held or in any manner guaranteed by this corporation, or in which this corporation is in any way interested; and to do any other acts or things for the preservation, protection, improvement or enhancement of the value of any such stock, bonds or other obligations; and while owner of any such stock, bonds or other obligations to exercise all the rights, powers and privileges of ownership thereof, and to exercise any and all voting powers thereon; and to guarantee the payment of dividends upon any stock, the principal or interest or both, of any bonds or other obligations, and the performance of any contracts.

To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth, either alone or in association with other corporations, firms or individuals, and to do every other act or acts, thing or things incidental or appurtenant to or growing out of or connected with the aforesaid business or powers or any part or parts thereof, provided the same be not inconsistent with the laws under which this corporation is organized.

The business or purpose of the corporation is from time to time to do any one or more of the acts and things hereinabove set forth, and it shall have power to conduct and carry on its said business, or any part thereof, and to have one or more offices, and to exercise any or all of its corporate powers and rights, in the State of Delaware, and in the various other states, territories, colonies and dependencies of the United States, in the District of Columbia, and in all or any foreign countries.

The enumeration herein of the objects and purposes of the corporation shall be construed as powers as well as objects and purposes and shall not be deemed to exclude by inference any powers, objects or purposes which the corporation is empowered to exercise, whether expressly by force of the laws of the State of Delaware now or hereafter in effect, or impliedly by the reasonable construction of the said laws.

FOURTH: The total number of shares of common stock which the corporation is authorized to issue is one thousand (1,000), at $1.00 par value per share.

FIFTH: The name and address of the incorporator is as follows:

Name	Address
Robert S. Bernstein	280 Park Avenue, New York, N.Y. 10017

SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

(1)           The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the by-laws. Election of directors need not be by ballot unless the by-laws so provide.

(2)           The Board of Directors shall have power without the assent or vote of the stockholders:

(a)           To make, alter, amend, change, add to or repeal the By-laws of the corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation, to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

(b)           To determine from time to time whether, and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

(3)           The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interest, or for any other reason.

(4)           In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware; of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

SEVENTH: The corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of then and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

NINTH: The corporation reserves the light to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the 17th day of January, 1972.

In the presence of:
/s/ [ILLEGIBLE]

	/s/ Robert S. Bernstein	L.S.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

ASPEN MUSIC CORPORATION

----------------------------------------------------------

Adopted in accordance with the provisions

of Section 242 of the General Corporation

Law of the State of Delaware

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We, Tommy Valando, President, and Robert S. Bernstein, Secretary of Aspen Music Corporation, a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

FIRST: That the Certificate of Incorporation of said corporation has been amended as follows:

By striking out the whole of Article First thereof as it now exists and inserting in lieu and instead thereof a new Article First, reading as follows:

“First: The name of the corporation is Fiddleback Music Publishing Company, Inc.”

SECOND: That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the unanimous written consent of all of the stockholders entitled to vote in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, we have, signed this certificate this 20th day of April, 1972.

/s/ Tommy Valando	/s/ Robert S. Bernstein
President	Secretary

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

*****

FIDDLEBACK MUSIC PUBLISHING COMPANY, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is United States Corporation Company and the present registered office of the corporation is in the county of New Castle.

The Board of Directors of “THE COMPANY”.

adopted the following resolution on the 1st day of May 1996.

Resolved, that the registered office of “THE COMPANY”.

In the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of the corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, “THE COMPANY” has caused this statement to be signed by Marie N. White, its Assistant Secretary this 23rd day of September, 1996.

By:	/s/ MARIE N. WHITE. ASSISTANT SECRETARY
MARIE N. WHITE

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 09/24/1996
960276320 - 778231